UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01     Other Events

On June 2, 2026, we entered into an agreement to acquire Ranch Lake Apartments, a 336-unit multifamily property (the “Property”) located in Bradenton, Florida. The purchase price is approximately $80 million (subject to customary closing purchase price adjustments), including the assumption of an approximately $45.7 million mortgage insured by HUD. The mortgage carries an interest rate of 2.91% and matures in 2056.

The completion of the transaction, which is anticipated to close in the fourth quarter of 2026 or the first quarter of 2027, is subject to, among other things, the satisfactory completion of our due diligence investigation, HUD and lender approval of the mortgage assumption, and other customary closing conditions. We anticipate funding the approximate $38 million balance of the purchase price (including closing costs and working capital reserves) from refinancings of properties that have appreciated in value, property sale(s) and our credit facility.

Based on information provided by the seller (which information has not been audited or reviewed by our independent auditors), the revenues and real estate operating expenses for the Property were as follows for the indicated periods (dollars in thousands):

	Three Months Ended April 30, 2026	Twelve Months Ended April 30, 2026
Revenues	$1,824	$7,403
Real estate operating expenses	$765	$3,176

We are aware of the challenging operating environment currently affecting multifamily properties in Bradenton, Florida and anticipate that the Property’s operating results at closing may be less favorable than presented above. We can provide no assurance that this transaction will be completed or that if completed, that it will be accretive to earnings.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

June 4, 2026	/s/ Isaac Kalish
Isaac Kalish Chief Financial Officer and Senior Vice President